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                                                                  EXHIBIT 10.14

                     SEVERANCE PLAN FOR GENERAL EMPLOYEES
                                      OF
                           HERITAGE HOLDINGS, INC.
                                     AND
                               ITS SUBSIDIARIES

                                  Article I.
                                   Purpose

         The Board of Directors of Heritage Holdings, Inc., has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of its Employees in the event of a Change in Control. The Board believes it is imperative to diminish the inevitable distraction of the Employees connected with a Change in Control, and to encourage the Employee's continued focus and dedication to the Company.

         This severance plan is intended to assist Employees who become unemployed through no fault of their own as a result of a Change in Control.


                                 Article II.
                                 Definitions

         Wherever used herein, the following terms have the following meanings unless a different meaning is clearly required by the context:

         "Affiliate" means any person that directly or indirectly controls, is controlled by, or is under common control with the person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a person whether through ownership of voting securities, by contract or otherwise. When used with reference to any individual, the term "Affiliate" shall also mean any person that is a relative (within the second degree consanguinity) or spouse of such individual or is a guardian of such individual or such spouse or is a trust or estate in which such individual owns a 5% or greater beneficial interest or of which such individual serves as trustee, executor or in any similar capacity.

         "Annual Bonus" means the average bonus paid (normally in December) or payable (including by reason of any deferral) to the Eligible Employee by the Company with respect to the three fiscal years of the Company ending on or before the Change Date.



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         "Cause" means fraud, misappropriation of Company property or intentional misconduct damage to such property or the business of the Company, the commission of a crime, or habitual drunken, disorderly or drug influenced conduct in the workplace.

         "Change in Control" means:

                  1. (i) the date on which James E. Bertelsmeyer and his Affiliates (collectively, the "Bertelsmeyer Group") and the Management Group cease to own (directly or indirectly) more than 30% of either the outstanding shares of common stock or the total combined voting power of all classes of stock of Holdings (or its successor) (the "Voting Power"), or (ii) the approval by the stockholders of Holdings of a reorganization, sale, merger, or consolidation where immediately thereafter the Bertelsmeyer Group and the Management Group do not own more than 30% of the Voting Power of Holdings (or its successor);

                2. the sale of all or substantially all of the assets of the Company or Heritage Propane Partners, L.P. (other than to the Bertelsmeyer Group);

                3. a liquidation or dissolution of Holdings or Heritage Propane Partners, L.P.; and

                4. the date the Company ceases to be the general partner of Heritage Propane Partners, L.P.

        "Change Date" means the effective date of any Change in Control.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" means Holdings and its Subsidiaries. Where the context requires, a reference to the "Company" means the entity employing a particular Eligible Employee.

        "Effective Date" shall mean the date of adoption by the Board of Directors.

         "Eligible Employee" means (A) any individual (i) who is an Employee of the Company on the Change Date or (ii) who was an Employee of the Company at any time during the two week period ending on the Change Date. However, the term "Eligible Employee" does not include (A) an individual who, at the Change Date or, if terminated during the two-week period ending on the Charge Date, his termination date, has (had) not yet completed any applicable probationary period that must be satisfied as a condition to permanent and full-time employment, (B) an individual who, at the Change Date or, if terminated during the two-week period ending on the Charge Date, is (was) not classified as a permanent and full-time employee by the Company or (c) an individual who is entitled to receive severance benefits under the Company's Severance Plan for Management Employees or Severance Plan for Executive Employees. For these purposes, (A) a "full-time"

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employee is one whose normal duties require him or her to work a minimum of 30 hours per week on a regular basis, and (B) a "permanent" employee is one whose term of employment is not (i) limited to the completion of a specific project, or (ii) for a specified period of time, or (iii) otherwise temporary or seasonal in nature. All determinations by the Company with regard to an individual's status as an "Eligible Employee" shall be final and binding as to the individual and all other interested parties.

        "Employee" means any individual who is a common law employee of the Company. Individuals who are independent contractors are excluded from the term "Employee".

         "Good Reason" means the occurrence of any of the following events:

         1. The assignment to the Employee of any duties inconsistent with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in existence at the Change Date, excluding for this purpose an isolated, unsubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee.

         2. The Company's requiring the Employee to be based at any office or location other than the office or location at which the Employee was based at the Change Date.

         3. Any termination by the Company of the Employee's employment other than as expressly permitted by this Plan.

         4.       Any failure by the Company to comply with and satisfy
                  Section VII.C (requiring the Company to require any successor to expressly assume and agree to perform all obligations under this Plan).

         "Holdings" means Heritage Holdings, Inc.

        "Management Group" means, as of any date, the executives and management employees of the Company, but disregarding any such person who has not been an employee of the Company for the entire one-year period preceding the applicable date.

        "Participant" means each Eligible Employee who has a Qualifying Termination, and who actually receives or is entitled to receive Severance Benefits. Under no circumstances will any other Employee be considered a "Participant".

        "Plan" means the Severance Plan for General Employees of Heritage Holdings, Inc. and its Subsidiaries as set forth herein, together with any and all amendments and supplements thereto.



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         "Plan Administrator" means the person or persons designated to administer the Plan under Article V hereof.

         "Qualifying Termination" means

         1. any involuntary termination by the Company of an Eligible Employee's employment (other than termination for Cause) that occurs during the Transition Period; or

         2. any voluntary termination of employment by an Eligible Employee for Good Reason that occurs during the Transition Period; however

         3. termination of employment by reason or death or disability will not be considered a "Qualifying Termination".

        "Severance Benefits" shall mean the aggregate of all payments payable to a Participant under the provisions of the Plan.

        "Subsidiary" means any direct or indirect wholly-owned subsidiary corporation of Holdings, and shall include Heritage Propane Partners, L.P., Heritage Operating Partners, L.P. and any of their respective subsidiaries.

         "Termination Date" means the date on which a Termination Notice is received by the Eligible Employee (in the case of an involuntary termination by the Company) or a Termination Notice is received by the Company (in the case of a voluntary termination for Good Reason by the Eligible Employee).

         "Total Salary" means, for the most recent twelve month period prior to the Change Date, the sum of an Eligible Employee's (1) gross salary as reflected on the W-2 records (exclusive of bonuses, overtime premium and other extraordinary items of compensation to the extent included in the W-2 records), plus (2) gross elective salary deferral or salary reduction contributions by or on behalf of the Eligible Employee to any of the Company's employee welfare or pension benefit plans, or any of the Company's non-qualified deferred compensation plans, which are excluded from the Eligible Employee's compensation for federal income tax purposes. The Total Salary for a time period that is less than one year (e.g., weekly or monthly Total Salary) will be determined by dividing the annual Total Salary by the appropriate number of time periods contained in a calendar year (e.g., 52 for weekly Total Salary, or 12 for monthly Total Salary).

        "Transition Period" shall mean the period beginning two weeks prior to the Change Date and ending on the first anniversary of the Change Date.

         "Year of Service" means each complete and continuous 12 month period of employment as a permanent and full-time employee of Holdings or any Subsidiary, including any acquired entity or of an entity who transferred substantially all of its assets at the location where such employee


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became an employee of the Company. Any transfer of employment among Holdings and the Subsidiaries will not be considered a break in "complete and continuous" employment unless such transfer also changes the status of the individual as a permanent and full-time employee. It is the intent to count years of service for this definition the same as for vacation time accrued, i.e., service with an acquired entity is credited as years of service with the Company.


                                 Article III.
            Obligations of the Company Upon Qualifying Termination

        A. If a Qualifying Termination occurs with respect to an Eligible Employee, the Company will pay the Severance Benefits described below, subject to Paragraph E. of Article VIII., in a lump sum in cash within 30 days after the Termination Date for the Eligible Employee:

                  1. the Company shall pay to the Eligible Employee, subject to the minimum and maximum limitations described below, an amount equal to the product of (i) the number of Years of Service accrued by the Eligible Employee and (ii) the Eligible Employee's weekly Total Salary; provided, however,

                2. the Severance Benefits payable will not be less than twice the Eligible Employee's monthly Total Salary, and will not be greater than the Eligible Employee's annual Total Salary.

         B. Except as otherwise specifically provided, nothing in this Plan shall prevent or limit the Eligible Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Eligible Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Eligible Employee may have under any contract or agreement with the Company or any of its affiliated companies.


                                 Article IV.
                  Certain Additional Payments by the Company

         A. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Eligible Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Article IV (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by the Eligible Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make an additional payment to such Eligible Employee (a "Gross-Up Payment") in an amount such that after payment by the Eligible Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without


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limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Eligible Employee retains an amount of the Gross-Up
Payment equal to the Excise Tax imposed upon the Payments.

         B. The Eligible Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Eligible Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Eligible Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Eligible Employee in writing prior to the expiration of such period that it desires to contest such claim, the Eligible Employee shall:

                  1. give the Company any information reasonably requested by the Company relating to such claim,

                  2. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  3. cooperate with the Company in good faith in order effectively to contest such claim, and

                  4. permit the Company to participate in any proceedings relating to such claim.

However, the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Eligible Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses.

                                  Article V.
                                Administration

         A. The Plan Administrator shall be the Company, unless and until the Company designates another person or persons to hold the position of Plan Administrator for administration of the Plan. The Plan Administrator will have full power to interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan.



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        B.       Changes to the Plan made within the Transition Period will not be effective as to Eligible Employees during the term of their Transition
Period.

         C. The Company agrees to indemnify and to defend to the fullest extent permitted by law any employee or officer serving as the Plan Administrator or as a member of a committee designated as Plan Administrator (including any employee, partner, or former employee or partner who formerly served as Plan Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

         D. Each Participant or beneficiary thereof may submit his claim for benefits to the Plan Administrator (or to such other person as may be designated by the Plan Administrator) in writing in such form as is permitted by the Plan Administrator. A Participant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review hereunder. When a claim for benefits has been filed properly, such claim for benefits shall be evaluated and the claimant shall be notified of the approval or the denial within ninety (90) days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period which shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the claim was filed). A claimant shall be given a written notice in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (a) the specific reasons for the denial, (b) references to pertinent plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, and (d) the claimant's rights to seek review of the denial.

         E. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Plan Administrator review the denial, provided that the claimant files a written request for review with the Plan Administrator within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Plan Administrator. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on


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review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.


                                  Article VI
                       Amendment or Termination of Plan

         Holdings reserves the power to terminate the Plan, or to amend the provisions of the Plan to any extent and in any manner that it may deem advisable (including, but not limited to, additions or deletions from the employee eligibility listings), by action of Holdings' Board of Directors taken before the beginning of the 180 day period that ends on the Change Date. Thereafter, the Plan will be irrevocable and may not be amended or terminated by Holdings.


                                 Article VII.
                                  Successors

         A. This Plan is personal to the Eligible Employee and without the prior written consent of the Company shall not be assignable by the Eligible Employee otherwise than by will or the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by the Eligible Employee's legal representatives.

        B. This Plan shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        C. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Plan, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Plan by operation of law, or otherwise.


                                Article VIII.
                                Miscellaneous

        A. Promptly after the Plan is adopted, and after any amendment of the Plan, the Company will notify all Eligible Employees of the availability and terms of the Plan.



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         B. Any and all payments made to Participants pursuant to the Plan shall be made only from the general assets of the Company. All accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship.

         C. Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against the Plan Administrator or the Company, except as expressly provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. Establishment of the Plan shall not be construed as giving any Eligible Employee the right to be retained in the employ of the Company or the Company, or the right to receive any benefits not specifically provided in the Plan. A Participant shall not have any interest in a Severance Benefit until such Severance Benefit is paid in accordance with the terms of the Plan. All Severance Benefit held for the account of Participants shall remain the sole property of the Company or of the Company, subject to the claims of general creditors and available for use for whatever purposes are desired. With respect to a Participant's unpaid Severance Benefit, the Participant is merely a general creditor of the Company (or the Company, as the case may be) and the obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way.

         D. The right of any Participant to a Severance Benefit under the Plan shall not be alienable by the Participant by assignment or any other method, and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such right to be so subjected will not be recognized, except to such extent as may be required by law. No Participant may borrow against his Severance Benefit.

         E. In order to receive any benefits pursuant to this Plan, the Participant shall be required to deliver to the Company which employed him a full and complete release of liability of any notice for all damages or claims against the Company in form and substance satisfactory to counsel for the Company and any statutory period of review and rescission shall have passed.

         F. To the extent required by the laws in effect at the time a Severance Benefit is paid hereunder, there shall be withheld from such Severance Benefit any federal, state or local taxes which are required to be withheld.



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         IN WITNESS WHEREOF, Holdings has caused this Plan to be executed on behalf of the Company by its duly authorized officer this June ___, 1996.

                                                     Heritage Holdings, Inc.


                                       By:
                                      Its:


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